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                               HALE AND DOOR LLP
                              COUNSELLORS AT LAW

                 60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                        617-526-6000 . FAX 617-526-5000


                                                            EXHIBIT 5

                                 June 20, 1997


Gensym Corporation
125 CambridgePark Drive
Cambridge, Massachusetts 02140

          Re:  1997 Stock Incentive Plan

Gentlemen:

          We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on June 20, 1997 with the Securities and Exchange Commission relating to 500,000 shares of the Common Stock, $.01 par value per share (the "Shares"), of Gensym Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1997 Stock Incentive Plan (the "Plan").

          We have examined the Restated Certificate of Incorporation of the Company and the By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement, and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

          In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such latter documents.

          Based upon the foregoing, we are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware and that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and non-assessable.


          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.


                                         Very truly yours,



                                         HALE AND DORR LLP



WASHINGTON, DC                      BOSTON, MA                       LONDON, UK*
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